                                                                       Exhibit 5
                                                                       ---------
NationsBank
NationsBank of Texas, N.A.           Continuing and Unconditional Guaranty

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1.       Guaranty. For Value Received, and to induce NationsBank of Texas, N.A.
(Banking Center) 901 Main Street, 19th Floor, Dallas, Texas 75202 (Attn: Marta
O. Engram) ("Bank"), to make loans or advances or to extend credit or other financial accommodations or benefits, with or without security, to or for the account of Maverick Entrepreneurs Fund, Ltd., a Texas limited partnership ("Borrower"), the undersigned (individually, a "Guarantor" and collectively, "Guarantors") severally become surety for and irrevocably and unconditionally guarantee to Bank the full and prompt payment when due, whether by acceleration or otherwise, of any and all Liabilities (as defined herein) of Borrower to Bank, together with reasonable attorney's fees, costs and expenses incurred by Bank in enforcing any and all of such indebtedness. This Guaranty is continuing but shall be limited as to the amount as provided herein.

Guarantors further unconditionally guarantee the faithful, prompt and complete compliance by Borrower with all terms, conditions, covenants, agreements and undertakings of Borrower (herein collectively referred to as the "Obligations") under all notes and other documents evidencing the Liabilities and under all deeds to secure debt, deeds of trust, mortgages, security agreements and other agreements, documents and instruments executed in connection with the Liabilities or related thereto (all such deeds to secure debt, deeds of trust, mortgages, security agreements and other documents securing payment of the Liabilities and all notes and other agreements, documents, and instruments evidencing or relating to the Liabilities and Obligations being herein collectively called the "Loan Documents"). The undertakings of Guarantors hereunder are independent of the Liabilities and Obligations of Borrower and a separate action or actions for payment, damages or performance may be brought or prosecuted against any or all Guarantors, whether or not an action is brought against Borrower or to realize upon the security for the Liabilities and/or Obligations and whether or not Borrower is joined in any such action or actions, and whether or not notice is given or demand is made upon Borrower.

Bank shall not be required to proceed first against Borrower, or any other person, firm or corporation, whether primarily or secondarily liable, or against any Collateral held by it, or any other guarantor (including any other Guarantor) before resorting to any Guarantor for payment, and no Guarantor or any other guarantor (including any other Guarantor) shall be entitled to assert as a defense to the enforceability of the Guaranty any defense of Borrower or any other person with respect to any Liabilities or Obligations.

2. Paragraph Headings and Governing Law. Guarantors agree that the paragraph headings in this Guaranty are for convenience only and that they will not limit any of the provisions of this Guaranty. Guarantors further agree that this Guaranty shall be governed by and construed in accordance with the laws of the State of Texas and applicable United States federal law. Guarantors further agree that this Guaranty shall be deemed to have been made in the State of Texas at Bank's address indicated herein, and shall be governed by, and construed in accordance with, the laws of the State of Texas, or the United States courts located within the State of Texas, and is performable in Dallas County, Texas.

3.       Definitions.
         A. "Liability" or "Liabilities" as used herein shall include all liabilities, overdrafts, indebtedness, and obligations of Borrower to Bank, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, now or hereafter existing, pursuant to that certain Loan Agreement of even date herewith between Maverick Entrepreneurs Fund, Ltd. and Bank and the indebtedness of Borrower thereunder, including but not limited to all extensions or renewals thereof, and all sums payable under or by virtue thereof, including without limitation, all amounts of principal and interest, all expenses (including attorney's fees and cost of collection as specified) incurred in the collection thereof or the enforcement of rights thereunder or in enforcing this Guaranty (including without limitation, any liability arising from failure to comply with state or federal laws, rules and regulations concerning the control of hazardous wastes or substances at or with respect to any real estate securing any loan guaranteed hereby), whether arising in the ordinary course of business or otherwise, and whether held or to be held by Bank for its own account or as agent for another or others. If Borrower is a partnership, corporation or other entity the term "Liability" or "Liabilities" as used herein shall include all Liabilities to Bank of any successor entity or entities.

         B. "Guarantors" as used herein shall mean each Guarantor or any one or more of them. Anyone executing this Guaranty shall be bound by the terms hereof without regard to execution by anyone else. This Guaranty is binding upon each Guarantor, his, their or its executors, administrators, successors or assigns, and shall inure to the benefit of Bank, its successors, endorsees or assigns. "Guarantor" as used in this instrument shall be construed as singular or plural to correspond with the number of persons executing this instrument as Guarantor. The pronouns used in this Agreement are in the masculine gender but shall be construed as female or neuter as an occasion may require.

         C. "Collateral" means the property subject to a security interest, and includes accounts and chattel paper which have been sold, including but not limited to all additions and accessions thereto, all replacements or substitutes therefor, and all immediate and remote proceeds of the sale or other disposition thereof.

4. Waivers by Guarantors. Each Guarantor waives notice of acceptance of this Guaranty, notice of any Liability or Obligations to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any Liabilities, waives notice of intent to accelerate, notice of acceleration and notice of any suit or the taking of other action by Bank against Borrower, any Guarantor or any other person and any other notice to any party liable thereon (including any other Guarantor) and any applicable statute of limitations.

Each Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by any Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Bank against Borrower or any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

Each Guarantor hereby agrees to waive the benefits of any provision of law requiring that Bank exhaust any right or remedy, or take any action, against Borrower, any Guarantor, any other person and/or property including, without limitation, to the extent permitted by applicable law, the provisions of the Texas Civil Practice and Remedies Code ss.17.001, Texas Rules of Civil Procedure Rule 31 and the Texas Business and Commerce Code ss.34.03, as amended, or otherwise.

Bank may at any time and from time to time (whether before or after revocation or termination of this Guaranty) without notice to Guarantors (except as required by law), without incurring responsibility to Guarantors, without impairing, releasing, or otherwise affecting the obligations of Guarantors, in whole or in part, and without the endorsement or execution by any Guarantor of any additional consent, waiver or guaranty: (a) change the manner, place or terms of payment of the Liabilities and/or the Obligations; (b) change or extend the time of or renew or alter, any Liability or Obligation or installment thereof, or any security therefor; (c) loan additional monies or extend additional credit to Borrower, with or without security, thereby creating new Liabilities or Obligations the payment or performance of which shall be guaranteed hereunder, and the Guaranty herein made shall apply to the Liabilities and Obligations as so changed, extended, surrendered, realized upon or otherwise altered; (d) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Liabilities or Obligations and any offset there against; (e) exercise or refrain from exercising any rights against Borrower or others (including any Guarantor) or act or refrain from acting in any other manner; (f) settle or compromise any liability or obligation or any security therefor and subordinate the payment of all or any part thereof to the payment of any liability or obligation of any other parties primarily or secondarily liable on any of the Liabilities or Obligations; (g) release or compromise any liability of any Guarantor hereunder or any liability or obligation of any other parties primarily or secondarily liable on any of the Liabilities or Obligations; or (h) apply any sums from any sources to any Liability or Obligation without regard to any Liabilities or Obligations remaining unpaid.

5. Subordination. Upon demand of Bank, each Guarantor agrees that it will not demand, take or receive from Borrower, by set-off or in any other manner, payment of any liabilities and/or obligations, now and at any time or times hereafter owing by Borrower to such Guarantor unless and until all the Liabilities shall have been fully paid and all the Obligations have been performed, and any security interest, liens or encumbrances which such Guarantor now has and from time to time hereafter may have upon any of the assets of Borrower shall be made subordinate, junior and inferior and postponed in priority, operation and effect to any security interest of Bank in such assets.

6. Waivers by Bank. No delay on the part of Bank in exercising any of its options, powers or rights, or any partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of any such Guarantor to Bank in any other respect at any other time.

7. Termination. This Guaranty shall continue until written notice of revocation signed by each respective Guarantor or until written notice of the death of such Guarantor shall actually have been received by Bank, notwithstanding change in name, location, composition or structure of, or the dissolution, termination or increase, decrease or change in personnel, owners or partners of Borrower, or any one or more of Guarantors, provided, however, that no notice of revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Liabilities or Obligations that shall have been created, contracted, assumed or incurred prior to receipt of such written notice pursuant to any agreement entered into by Bank prior to receipt of such notice, and the sole effect of such notice of revocation or termination hereof shall be to exclude from this Guaranty Liabilities or Obligations thereafter arising that are unconnected with Liabilities or Obligations theretofore arising or transactions entered into theretofore.

In the event of the death of a Guarantor, the liabilities of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Liabilities existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of death of the deceased Guarantor pursuant to the liabilities of Bank under a commitment made to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Liabilities existing at that time, but also as to Liabilities thereafter incurred by Borrower to Bank.

This Guaranty shall automatically terminate when all Liabilities have been paid in full and Bank has no further obligation to advance funds to Borrower under the Loan Documents.

8. Partial Invalidity and/or Enforceability of Guaranty. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document as it may apply to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

In the event Bank is required to relinquish or return the payments, the Collateral or the proceeds thereof, in whole or in part, which had been previously applied to or retained for application against any Liability or Obligation, by reason of a proceeding arising under the Bankruptcy Code, or for any other reason, this Guaranty shall automatically continue to be effective notwithstanding any previous cancellation or release effected by Bank.

9. Obligations of Guarantors. In the event that Borrower fails to perform any of the Obligations or pay any of the Liabilities, Guarantors shall upon demand by Bank, promptly and with due diligence pay all Liabilities and perform and satisfy for the benefit of Bank all Obligations.

No Guarantor will, without the prior written consent of Bank, become a party to a merger or consolidation with any other company, except where such Guarantor is the surviving corporation or entity, and all covenants under this Guaranty are assumed by the surviving corporation. Further, no Guarantor may change the status of or type of entity that Guaranty is, without the written consent of Bank and all covenants under this Guaranty are assumed by the new or surviving entity. Each Guarantor further agrees that this Guaranty shall be binding, legal and enforceable against such Guarantor in the event Borrower changes its name, status or type of entity.

10. Financial and Other Information. Guarantors agree to furnish to Bank any and all financial information and any other information regarding Guarantors and/or Collateral requested in writing by Bank within ten (10) days of the date of the request. Each Guarantor has made an independent investigation of the financial condition and affairs of Borrower prior to entering into this Guaranty, and each Guarantor has made and will continue to make an independent appraisal of the creditworthiness of Borrower; and in entering into this Guaranty, no Guarantor has relied upon any representation of Bank as to the financial condition, operation or creditworthiness of Borrower. Guarantors further agree that Bank shall have no duty or responsibility now or hereafter to make any investigation or appraisal of Borrower on behalf of such Guarantor or to provide Guarantor with any credit or other information which may come to its attention now or hereafter.

11. Notices. All notices required or permitted to be given herein shall be sent by registered or certified mail, return receipt requested, to the Bank at the address shown in the preamble to this Guaranty and to Guarantors at 8080 North Central Expressway, Suite 1300, Dallas, Texas 75206 or such other address provided to Bank by like notice. The parties agree that the notice shall be considered received five (5) days after being placed in the United States mail.

12. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any Obligation or Liability of any Guarantor to Bank, or to any affiliate of Bank, whether under this Guaranty or any other agreement, note or instrument now or hereafter existing which relates to the Liabilities, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Guarantor as and when due, which results in the acceleration thereof, whether to Bank or some other party, the Collateral for which constitutes an encumbrance on the Collateral for this Guaranty; (c) death of a Guarantor (if an individual), revocation or termination (if a trust) without prior consent of Bank, or a proceeding being filed or commenced against any Guarantor for dissolution or liquidation, or any Guarantor voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (d) the insolvency of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor's relief law or for any adjustment of indebtedness, composition or extension by or against any Guarantor; (e) any lien or additional security interest being placed upon any of the Collateral which is security for this Guaranty; (f) acquisition at any time or from time to time of title to the whole of or any part of the Collateral which is security for this Guaranty by any person, partnership, corporation or other entity; (g) Bank determining that any representation or warranty made by any Guarantor to Bank is, or was, untrue or materially misleading; (h) failure of any Guarantor to timely deliver such financial statements and other statements of condition; (i) any default under any Loan Documents; (j) entry of a judgment against any Guarantor which Bank deems to be of a material nature, in Bank's sole discretion; (k) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Guarantor; (l) termination of Guaranty by a Guarantor; or (m) the inability of any Guarantor to pay debts as they mature whether owing to Bank or any other party.

13. Remedies. Upon the occurrence of any event of default hereunder, Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law, and without limiting the generality of the foregoing, Bank may, at its option and without notice or demand: (a) declare any Liability accelerated and due and payable at once; and (b) take possession of any Collateral wherever located, and sell, resell, assign, transfer and deliver all or any part of said Collateral of any Guarantor at any public or private sale or otherwise dispose of any or all of the Collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Bank may impose reasonable conditions upon any such sale. Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of said Collateral to be sold, free from and discharged of all trusts, claims, rights or redemption and equities of Borrower or Guarantors whatsoever; Guarantors acknowledge and agree that the sale of any Collateral through any nationally recognized broker-dealer, investment banker or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and (c) set-off against any or all liabilities of any Guarantor all money owed by Bank in any capacity to such Guarantor whether or not due, and also set-off against all other liabilities of Borrower to Bank all money owed by Bank in any capacity to Borrower or a Guarantor, and if exercised by Bank, Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

14. Attorney Fees, Costs and Expenses. Guarantors shall pay all costs of collection and reasonable attorney's fees, including fees in connection with any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or otherwise, incurred or paid by Bank in enforcing the payment of any Liability or enforcing or preserving any right or interest of Bank hereunder, including the collection, preservation, sale or delivery of any Collateral from time to time pledged to Bank, and after deducting such fees, costs and expenses from the proceeds of sale or collection, Bank may apply any residue to pay any of the Liabilities and Guarantors shall continue to be liable for any deficiency with interest at the rate specified in any instrument evidencing the Liability or, at the Bank's option, equal to the highest lawful rate, which shall remain a liability.

15. Preservation of Property. Bank shall not be bound to take any steps necessary to preserve any rights in any of the property of Guarantors pledged to Bank to secure Guarantors' obligations against prior parties who may be liable in connection therewith, and Guarantors hereby agree to take any such steps. Bank, nevertheless, at any time, may (a) take any action it deems appropriate for the care or preservation of such property or of any rights of Guarantors or Bank therein, (b) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property of Guarantors, (c) compromise and settle with any person liable on such property, or (d) extend the time of payment or otherwise change the terms of the Loan Documents as to any party liable on the Loan Documents, all without notice to, without incurring responsibility to, and without affecting any of the obligations or liabilities of Guarantors.

16. Collateral. Bank at all times and from time to time shall have the right to require Guarantors to deliver to Bank Collateral satisfactory to Bank to secure Guarantors' undertakings hereunder and/or the liabilities of Guarantors hereunder.

Bank is granted a contractual right of set-off and will not be liable for dishonoring checks or withdrawals where the exercise of Bank's contractual right of set-off results in insufficient funds in any Guarantor's account. As authorized by law, each Guarantor grants to Bank this contractual right of set-off in all deposits of such Guarantor now or at anytime hereafter in the possession of Bank, including but not limited to any joint account, special account, account by the entireties, tenancy in common, and all dividends and distributions now or hereafter in the possession or control of Bank.

|_| Check if applicable. In addition to the provisions stated above, Guarantor hereby pledges, assigns and grants to Bank a security interest in and title to the Collateral described in the security agreement, deed of trust, deed to secure debt, mortgage or other Collateral instrument dated _____________, 19__ which Collateral, except for any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), shall secure this Guaranty, whether currently existing or arising in the future. Guarantor agrees to execute such security agreements, financing statements and other documents as Bank may reasonably require or request to obtain and perfect its security interest in said Collateral.

17. Limitation on Liability. Each Guarantor's liability hereunder shall be limited to (i) the amount set forth next to such Guarantor's name on Schedule I attached hereto, which represents a percentage of the total loan commitment under the Loan Documents, plus (ii) accrued interest thereon as provided in the Loan Documents, and (iii) fees and expenses owing under the Loan Documents. The liability of each such Guarantor under this Guaranty shall not be reduced by any payments on the Liabilities except payments which reduce the principal balance of the loan and the total loan commitment to an amount less than the amount set forth on Schedule I.

Further, the liability on any Guarantor hereunder shall not be reduced by any amounts credited against the Liabilities on account of the purchase price paid upon the sale (whether at a foreclosure sale or otherwise) of property pledged or in which a security interest has been granted to Bank pursuant to any security agreement as part of the Loan Documents, except to the extent that the amounts credited against the Liabilities as a result of such sale reduce the principal balance of the loan and the total loan commitment to an amount less than the amount set forth on Schedule I.

18. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS GUARANTY MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS GUARANTY APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

      A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN DALLAS, TEXAS
         -------------
ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

      B. RESERVATION OF RIGHTS. NOTHING IN THIS GUARANTY SHALL BE DEEMED TO (i)
         ---------------------
LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS GUARANTY; OR (ii) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS GUARANTY. AT BANK'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE
FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OR SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

19. NOTICE OF FINAL AGREEMENT. THIS WRITTEN CONTINUING AND UNCONDITIONAL GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed as of November 22, 1994.

BANK:                                         GUARANTORS:

NationsBank of Texas, N.A.                    Tallulah, Ltd.

By:   /s/ Marta O. Engram                     By:   /s/ Sam Wyly
   ---------------------------------------       -------------------------------
          Marta O. Engram                              Sam Wyly
          Vice President, Private Banking              General Partner


                                              Brush Creek, Ltd.

                                              By:   /s/ Charles J. Wyly, Jr.
                                                 -------------------------------
                                                       Charles J. Wyly, Jr.
                                                       General Partner

                                              Laurie L. Wyly Revocable Trust

                                              By:   /s/ Sam Wyly
                                                 -------------------------------
                                                       Sam Wyly, Trustee

                                              Lisa Wyly Revocable Trust

                                              By:   /s/ Sam Wyly
                                                 -------------------------------
                                                       Sam Wyly, Trustee

                                              Kelly Wyly Elliot Trust

                                              By:   /s/ Sam Wyly
                                                 -------------------------------
                                                       Sam Wyly, Trustee

                                              Andrew David Sparrow Wyly Trust

                                              By:   /s/ Sam Wyly
                                                 -------------------------------
                                                       Sam Wyly, Trustee

                                    Christiana Parker Wyly Trust

                                    By:   /s/ Sam Wyly
                                       -----------------------------------------
                                             Sam Wyly, Trustee

                                    Charles Joseph Wyly, III Trust

                                    By:   /s/ Charles J. Wyly, Jr.
                                       -----------------------------------------
                                             Charles J. Wyly, Jr., Trustee

                                    Martha Caroline Wyly Trust

                                    By:   /s/ Charles J. Wyly, Jr.
                                       -----------------------------------------
                                             Charles J. Wyly, Jr., Trustee

                                    Emily Ann Wyly Trust

                                    By:   /s/ Charles J. Wyly Jr.
                                       -----------------------------------------
                                             Charles J. Wyly, Jr., Trustee

                                    Jennifer Lynn Wyly Trust

                                    By:   /s/ Charles J. Wyly
                                       -----------------------------------------
                                             Charles J. Wyly, Trustee

                                          /s/ Sam Wyly
                                       -----------------------------------------
                                       Sam Wyly

                                          /s/ Charles J. Wyly, Jr.
                                       -----------------------------------------
                                       Charles J. Wyly, Jr.

                                          /s/ Evan Wyly
                                       -----------------------------------------
                                       Evan Wyly

                                   SCHEDULE I

Guarantor                                               Maximum Liability
---------                                               -----------------

Tallulah, Ltd.                                             $
Brush Creek, Ltd.
Evan Wyly
Charles J. Wyly
Sam Wyly
Laurie L. Wyly Revocable Trust
Lisa Wyly Revocable Trust
Kelly Wyly Elliot Trust
Andrew David Sparrow Wyly Trust
Christiana Parker Wyly Trust
Martha Caroline Wyly Trust
Charles Joseph Wyly, III Trust
Emily Ann Wyly Trust
Jennifer Lynn Wyly Trust